Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2021, relating to the financial statements of EPAM Systems, Inc. and the effectiveness of EPAM Systems, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of EPAM Systems, Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

September 30, 2021